                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 18, 1998 on the October 31, 1998 financial statements of the AIG Money Market Portfolio of Advisors' Innner Circle, incorporated by reference in the Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of the Advisors' Innner Circle Fund (File No. 33-42484), and to all references to our firm included in or made part of this Registration Statement.


                                                  /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania,
  Fevruary 24, 1999